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                                                                    Exhibit 23.1


                          Aronson & Company Letterhead

                                              700 King Farm Boulevard, Suite 300
                                                      Rockville, Maryland  20850
                                                              Phone 301.231.6200
                                                                Fax 301.231.7630
                                                          www.aronsoncompany.com


                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
Guardian Technologies International, Inc.
Dulles, Virginia


We consent to the incorporation by reference in this registration statement of Guardian Technologies International, Inc. on Form S-8 of our report dated
May 6, 2003, appearing in the Amendment No. 1 to the Form 8-K of Guardian Technologies International, Inc. filed August 26, 2003.



/S/ Aronson & Company
---------------------
Rockville, Maryland
September 25, 2003